EXHIBIT 99

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY: JASON K. RAZA CEO AND PRESIDENT (978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corp. Reports full year 2007 Revenue of $4,326,324 and Earnings Per Share Of 16 cents Including Positive Effects of Unusual Items

NORTH ANDOVER, MASSACHUSETTS—March 11, 2008— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the year ended 2007, net revenue was $4,236,324. On a GAAP basis, TouchStone Software's 2007 net earnings were $924,380, or $0.08 per share diluted which excludes the positive impact of a $1,000,000 reversal of the Company’s deferred tax valuation allowance. Including this unusual item, earnings per share were $0.16 for the year ended 2007. As a percentage of sales, gross profit margin for 2007 improved to 98% as compared to 93% in 2006.

Financial Highlights

■	TouchStone Software’s revenue for the 2007 calendar year grew by 31.6% over 2006 results
■	TouchStone Software posted its 9th consecutive quarter of profitability
■
TouchStone Software ended the quarter with cash and cash equivalents, restricted cash, and investments of $1,832,971, an increase of $723,782 from the same period in 2006 and the highest level in over 6 plus years

Financial Outlook

■	TouchStone Software expects to continue to see increased revenue from both DriverAgent and RegistryWizard sales in Q1
■	Touchstone Software’s OEM version of DriverAgent named DriverAgentPro continues to gain acceptance as OEM’s complete their evaluations and begin to integrate DriverAgentPro on their websites
■	RegistryWizard will continue to achieve increased sales results as it rolls out across additional websites

"TouchStone’s financial results for 2007 were exceptional and I expect we will continue growing both our top line and bottom line throughout 2008" said Jason K. Raza, President and Chief Executive Officer of TouchStone Software Corporation. "Results will be positively impacted as DriverAgent and RegistryWizard gain traction and acceptance by both end users and OEMs ”

Business Highlights

■	Total page views across the entire TouchStone Software network of websites exceeded 87 million for the three month period ending December 31, 2007 and averaged over almost 29 million per month
■	TouchStone Software’s web traffic continued to achieve record highs during the 4th quarter of 2007 with over 8 million unique visitors in the three months

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements, which include those regarding expected operating results for the first quarter and remainder of 2008. Actual results could vary perhaps materially and the expected results may not occur. TouchStone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in TouchStone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2006 and its quarterly reports filed on Form 10-Q.

About TouchStone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOSAgent, BIOSWizard and DriverAgent and RegistryWizard, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the DriverAgent service is available at www.driveragent.com and a one year subscription is $29.95.  Additional information about RegistryWizard is available at www.RegistryWizard.com and a one year license in $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com

NOTE: Touchstone Software, eSupport, DriverAgent are registered trademarks or trademarks of TouchStone Software Corporation and/or its affiliates